                                                                    Exhibit 11.1

                           UNIVERSAL ELECTRONICS INC.
                       COMPUTATION14 OF PER SHARE EARNINGS

                                  Three Months Ended                   SIX MONTHS ENDED
                                  ------------------                   ----------------
                                        June 30,                           JUNE 30,
                                        --------                           --------
                                 1997              1996             1997              1996
                              -----------       -----------      -----------       -----------
Common stock
 outstanding, beginning
 of period                      6,372,025         6,750,898        6,372,025         6,750,898
                              -----------       -----------      -----------       -----------
Weighted average common
 stock outstanding from
 exercise of stock
options, treasury stock
  purchases and employee
    benefit plan                 (106,417)           21,064          (86,890)           14,269
                              -----------       -----------      -----------       -----------
Weighted average common
 stock outstanding              6,265,608         6,771,962        6,285,135         6,765,167
                              ===========       ===========      ===========       ===========
Stock options                      33,590           173,121           30,782              --
                              ===========       ===========      ===========       ===========
Weighted average common
 and common stock
 equivalents outstanding        6,299,198         6,945,083        6,315,917         6,765,167
                              ===========       ===========      ===========       ===========
Net income (loss)
 attributable to common
 stockholders                 $   288,488       $   247,656      $     7,703       $  (322,496)
                              ===========       ===========      ===========       ===========
Net income (loss) per
 common and common stock
 equivalents                  $      0.05       $      0.04      $      0.00       $     (0.05)
                              ===========       ===========      ===========       ===========

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